                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CHANCELLOR MEDIA CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          CHANCELLOR MEDIA CORPORATION
                         433 EAST LAS COLINAS BOULEVARD
                              IRVING, TEXAS 75039
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 19, 1998
                             ---------------------

     The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Chancellor Media Corporation (the "Company") will be held at The Hotel Crescent Court, 400 Crescent Court, Dallas, TX 75201, on May 19, 1998 at 10:00 a.m. (c.d.t.), for the following purposes, as further described in the accompanying Proxy Statement:

     1. To elect three directors to the Board of Directors;

     2. To consider and act upon a proposal to adopt the 1998 Chancellor Media Corporation Stock Option Plan;

     3. To consider and act upon a proposal to amend and restate the Company's existing Non-Employee Director Stock Option Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of the Company's Common Stock as of the close of business on April 15, 1998 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Management welcomes your attendance at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, however, you are requested to complete, date, sign and promptly return the enclosed proxy card in the return envelope furnished for your convenience. No postage is required if mailed within the United States. Your proxy is revocable and will not affect your right to vote in person in the event you attend the Annual Meeting. For an explanation of the procedure for revoking your proxy, see the enclosed Proxy Statement.

     A complete list of the stockholders of record entitled to vote at the Annual Meeting will be open and available for examination by any stockholder, for any purpose germane to the Annual Meeting, between 9:00 a.m. and 5:00 p.m. (c.d.t.) at the Company's offices at 433 East Las Colinas Boulevard, Irving, Texas 75039, from May 9, 1998 through May 18, 1998 and at the time and place of the Annual Meeting noted above.

     A copy of the Company's 1997 Annual Report, which contains consolidated financial statements and other information of interest with respect to the Company and its stockholders, is enclosed.

                                     By the Order of the Board of Directors

                                     /s/MATTHEW E. DEVINE

                                     Matthew E. Devine
                                     Secretary

Irving, Texas
April 23, 1998

                          CHANCELLOR MEDIA CORPORATION
                         433 EAST LAS COLINAS BOULEVARD
                              IRVING, TEXAS 75039
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Chancellor Media Corporation (the "Company") for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at The Hotel Crescent Court, 400 Crescent Court, Dallas, TX 75201, on May 19, 1998 at 10:00 a.m. (c.d.t.) and any adjournment thereof. This Proxy Statement, the accompanying form of proxy and the other enclosed documents are scheduled to be mailed to stockholders of the Company commencing on April 23, 1998.

     Holders of record of shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on April 15, 1998 are entitled to notice of and to vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum. A quorum, once established, will not be broken by the withdrawal from the Annual Meeting of enough votes to leave less than a quorum, and the votes present at the Annual Meeting after the establishment of a quorum will be sufficient to transact all business at the Annual Meeting. As of the close of business on April 15, 1998, 142,184,642 shares of Common Stock were outstanding and entitled to notice of and to vote at the Annual Meeting.

     Assuming the presence of a quorum, under the Company's amended and restated bylaws (the "Bylaws"), directors will be elected by a favorable vote of a plurality of the votes cast in respect of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Assuming the presence of a quorum, under rules applicable to companies whose securities are traded on the Nasdaq Stock Market, the adoption of the 1998 Chancellor Media Corporation Stock Option Plan and the adoption of the proposed amendments to the Non-Employee Director Stock Option Plan require the approval of a majority of the votes cast in respect of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Under the Bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Except with respect to the election of directors, abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposals and will not be counted as votes for or against such proposals.

     All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. Where specific choices are not indicated, the shares of Common Stock represented by all valid proxies received shall be voted (1) for the nominees for director named in this Proxy Statement, (2) for approval of the proposed 1998 Chancellor Media Corporation Stock Option Plan and (3) for approval of the proposed amendments to the Company's Non-Employee Director Stock Option Plan.

     If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken other than matters set forth in this Proxy Statement, it is intended that shares represented by proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.

     In the event that a quorum is not present at the time the Annual Meeting is convened, a majority of the Common Stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is determined to be present or represented.

     Thomas O. Hicks and Matthew E. Devine, or either of them, each with full power of substitution, have been designated on the enclosed proxy card as proxies to vote the shares solicited hereby.

     A stockholder who gives a proxy may revoke it at any time before it is exercised by (i) filing with the Bank of New York in its capacity as transfer agent for the Company's Common Stock (the "Transfer Agent"), at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Transfer Agent at or before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Bank of New York, 101 Barclay Street, New York, New York 10286, Attn: Proxy Department.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws of the Company provide for the election of a maximum of thirteen directors to constitute the Board. Under the terms of the Company's Certificate of Incorporation, the Board has been divided into three classes of directors, each of which is elected to serve a term of three years. The Board of Directors has fixed the size of the Board at eleven members. Of these members, three are designated Class I directors, four are designated Class II directors and four are designated Class III directors. The term of office of the Class I directors expires at the Company's 1998 annual meeting of stockholders, the term of office of the Class II directors expires at the Company's 1999 annual meeting of stockholders and the term of office of the Class III directors expires at the Company's 2000 annual meeting of stockholders. At each annual meeting of stockholders commencing with the 1998 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third annual meeting of stockholders after their election.

     The Board of Directors has nominated for re-election, and it is the intention of the persons named in the enclosed proxy to vote for the election of, the three incumbent directors named below, each of whom has consented to serve as a director for a term expiring at the Company's 2001 annual meeting of stockholders and until their respective successors are elected and qualified. The terms of the remaining directors expire as indicated in the following table.

     If any of the nominees should not be available for election, shares represented by proxies in the accompanying form will be voted for such other person as the management of the Company may select. The Board of Directors has no reason to believe that any nominee named below will be unavailable for election.

     The information set forth below is submitted with respect to the persons nominated for re-election to the Board and the remaining members of the Board of Directors.

NOMINEES TO THE BOARD OF DIRECTORS

                                                       TERM TO EXPIRE AT
                    NAME                      AGE      ANNUAL MEETING IN
                    ----                      ---      -----------------
Vernon E. Jordan, Jr........................  62             2001
Perry J. Lewis..............................  59             2001
Eric C. Neuman..............................  52             2001

  Vernon E. Jordan, Jr.

     Mr. Jordan became a director of the Company and two of the Company's wholly-owned subsidiaries, Chancellor Mezzanine Holdings Corporation ("CMHC") and Chancellor Media Corporation of Los Angeles ("CMCLA"), on October 14, 1997. Mr. Jordan currently serves as a senior partner in the Washington, D.C. office of the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Mr. Jordan serves as a director of American Express Company, Bankers Trust Company, Bankers Trust New York Corporation, Dow Jones & Company, Inc., the Ford Foundation, Howard University, J.C. Penney Company, Inc., Revlon Group, Revlon, Inc., Ryder System, Inc., Sara Lee Corporation, Union Carbide Corporation, Xerox Corporation, LBJ Foundation, National Academy Foundation and the Roy Wilkins Foundation.

  Perry J. Lewis

     Mr. Lewis became a director of the Company, CMHC and CMCLA upon consummation of the merger of Evergreen Media Corporation ("Evergreen") and Chancellor Broadcasting Company ("Chancellor") on September 5, 1997 (the "Chancellor Merger"). Mr. Lewis had previously served as a director of Evergreen since Evergreen acquired Broadcasting Partners, Inc. ("BPI") in 1995. Mr. Lewis was the Chairman of BPI from its inception in 1988 until its merger with Evergreen, and was Chief Executive Officer of BPI from 1993 to 1995. Mr. Lewis is a founder of Morgan, Lewis, Githens & Ahn, an investment banking and leveraged buyout firm which was established in 1982. Mr. Lewis serves as director of Aon Corporation, ITI Technologies, Inc., Gradall Industries, Inc. and Stuart Entertainment, Inc.

  Eric C. Neuman

     Mr. Neuman became a director of the Company, CMHC and CMCLA upon consummation of the Chancellor Merger. Mr. Neuman previously served as a director of Chancellor and its wholly-owned subsidiary, Chancellor Radio Broadcasting Company ("CRBC"), since April 1996. Since May 1993, Mr. Neuman has been an officer of Hicks, Muse. Tate & Furst, Incorporated ("Hicks Muse"), a private investment firm located in Dallas, St. Louis, New York and Mexico City specializing in strategic investments, leveraged acquisitions and recapitalizations, and is currently serving as Senior Vice President. From 1985 to 1993, Mr. Neuman was a Managing General Partner of Communications Partners, Ltd., a private investment firm specializing in media and communications businesses. Mr. Neuman serves as a director of Capstar Broadcasting Corporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES NAMED HEREIN.

INCUMBENT MEMBERS OF THE BOARD OF DIRECTORS

                                                       TERM TO EXPIRE AT
                    NAME                      AGE      ANNUAL MEETING IN
                    ----                      ---      -----------------
Thomas O. Hicks.............................  52             2000
James E. de Castro..........................  45             1999
Steven Dinetz...............................  51             1999
Thomas J. Hodson............................  54             2000
Jeffrey A. Marcus...........................  51             1999
John H. Massey..............................  57             2000
Lawrence D. Stuart, Jr......................  52             1999
Vernon E. Jordan, Jr........................  62             1998*
Perry J. Lewis..............................  59             1998*
Eric C. Neuman..............................  52             1998*

---------------

* Director has been nominated for re-election to the Board of Directors at the Annual Meeting.

     In addition to the foregoing, one seat on the Company's Board of Directors, with a term to expire at the Company's 2000 annual meeting of stockholders, is currently vacant as a result of the resignation of Scott K. Ginsburg from the Board of Directors on April 20, 1998. Under the Company's Bylaws, the Board of Directors has the authority to fill this vacancy. As of the date of this Proxy Statement, the vacant seat has not yet been filled.

  Thomas O. Hicks

     Mr. Hicks was elected Chairman of the Board and a director of the Company, CMHC and CMCLA upon the consummation of the Chancellor Merger. Mr. Hicks has also served as interim Chief Executive Officer of the Company, CMHC and CMCLA since April 14, 1998. He had been Chairman of the Board and a director of

Chancellor and CRBC prior to the Chancellor Merger, since April 1996. Mr. Hicks is Chairman of the Board and Chief Executive Officer of Hicks Muse. From 1984 to May 1989, Mr. Hicks was Co-Chairman of the Board and Co-Chief Executive Officer of Hicks & Haas, Incorporated, a Dallas based private investment firm. Mr. Hicks serves as a director of Capstar Broadcasting Corporation, Sybron International Corporation, Inc., Berg Electronics Corp., Neodata Corporation, D.A.C. Vision Inc. and Olympus Real Estate Corporation.

  James E. de Castro

     Mr. de Castro has been Chief Operating Officer of the Company, CMHC and CMCLA since September 22, 1997. From September 5, 1997 to September 22, 1997, Mr. de Castro served as Co-Chief Operating Officer of the Company, CMHC and CMCLA. Mr. de Castro was elected Co-Chief Operating Officer and a director of the Company, CMHC and CMCLA upon the consummation of the Chancellor Merger. Mr. de Castro was previously President of Evergreen since 1993 and Chief Operating Officer and a director of Evergreen since 1989. From 1987 to 1988, Mr. de Castro held various positions with H&G Communications, Inc. and predecessor entities. From 1981 to 1989, Mr. de Castro was general manager of radio stations WLUP-FM and WLUP-AM (now known as WMVP-AM) in Chicago, and from 1989 to 1992 Mr. de Castro was general manager of radio station KKBT-FM in Los Angeles.

  Steven Dinetz

     Mr. Dinetz was elected Co-Chief Operating Officer and a director of the Company, CMHC and CMCLA upon the consummation of the Chancellor Merger. As of September 22, 1997, Mr. Dinetz no longer serves as Co-Chief Operating Officer of the Company, CMHC and CMCLA, but continues to serve as a director for each such entity. Prior to consummation of the Chancellor Merger, Mr. Dinetz served as President, Chief Executive Officer and a director of Chancellor and CRBC since their formation and prior thereto was the President and Chief Executive Officer and a director of Chancellor Communications, a predecessor entity of Chancellor.

  Thomas J. Hodson

     Mr. Hodson became a director of the Company, CMHC and CMCLA upon consummation of the Chancellor Merger. Mr. Hodson had previously served as a director of Evergreen since 1992. Mr. Hodson is President of TJH Capital, Inc., a private investment company. He had been the President and a director of Columbia Falls Aluminum Company from January 1994 to March 1998, and a Vice President of Stephens, Inc. from 1986 through 1993.

  Jeffrey A. Marcus

     Mr. Marcus became a director of the Company, CMHC and CMCLA upon consummation of the Chancellor Merger. Prior to the Chancellor Merger, Mr. Marcus served as a director of Chancellor and CRBC. Mr. Marcus currently serves as the Chairman and Chief Executive Officer of Marcus Cable Company, the ninth largest cable television multiple system operator (MSO) in the United States which serves over 1.2 million customers and which Mr. Marcus formed in 1990. Until November 1988, Mr. Marcus served as Chairman and Chief Executive Officer of WestMarc Communications, Inc., an MSO formed through the merger in 1987 of Marcus Communications, Inc. and Western TeleCommunications, Inc. Mr. Marcus has more than 29 years experience in the cable television business. Mr. Marcus is a co-owner of the Texas Rangers Baseball Club and serves as a director of Brinker International, Inc. and a director or trustee of several charitable and civic organizations.

  John H. Massey

     Mr. Massey became a director of the Company, CMHC and CMCLA upon consummation of the Chancellor Merger. Prior to the Chancellor Merger, Mr. Massey served as a director of Chancellor and CRBC. Until August 2, 1996, Mr. Massey served as the Chairman of the Board and Chief Executive Officer of Life Partners Group, Inc., an insurance holding company, having assumed those offices in October 1994. Prior to joining Life Partners, he served, since 1992, as the Chairman of the Board of, and currently serves as a director of, FSW Holdings, Inc., a regional investment banking firm. Since 1986, Mr. Massey has served as a director of Gulf-

California Broadcast Company, a private holding company that was sold in May 1996. From 1986 to 1992, he also was President of Gulf-California Broadcast Company. From 1976 to 1986, Mr. Massey was President of Gulf Broadcast Company, which owned and operated 6 television stations and 11 radio stations in major markets in the United States. Mr. Massey currently serves as a director of Central Texas Bankshare Holdings, Inc., Colorado Investment Holdings, Inc., Hill Bancshares Holdings, Inc., Bank of The Southwest of Dallas, Texas, Columbus State Bank, Columbine JDS Systems, Inc., The Paragon Group, Inc., the Brazos Fund Group Inc. and Sunrise Television Group, Inc.

  Lawrence D. Stuart, Jr.

     Mr. Stuart became a director of the Company, CMHC and CMCLA upon consummation of the Chancellor Merger. Mr. Stuart previously served as a director of Chancellor and CRBC since January 1997. Since October 1995, Mr. Stuart has served as a Managing Director and Principal of Hicks Muse. Prior to joining Hicks Muse, from 1990 to 1995 he served as the managing partner of the Dallas office of the law firm Weil, Gotshal & Manges LLP. Mr. Stuart serves as a director of Capstar Broadcasting Corporation.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors currently consists of ten directors, eight of whom are not officers or employees of the Company. The Board of Directors met 12 times in 1997. Each of the incumbent directors who was then in office attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the board on which such director served in 1997.

     The Board of Directors of the Company has standing a Compensation Committee, an Audit Committee, an Executive Committee and a Nominating Committee. Additionally, from time to time, the Board of Directors establishes special committees for specific purposes, such as reviewing specific transactions and pricing securities for sale in public or private issuances.

     The Compensation Committee currently consists of five directors, Messrs. Hicks (Chairman), Massey, Jordan, Marcus and Lewis. The Compensation Committee is charged with reviewing certain of the Company's compensation programs, making recommendations to the Board of Directors with respect to compensation, and administering the Company's stock option plans. The Compensation Committee met four times in 1997.

     The Audit Committee currently consists of four directors, Messrs. Hodson (Chairman), Massey, Stuart and Neuman, and is charged with reviewing the Company's internal auditing procedures and accounting controls, and considering the selection and independence of the Company's outside auditors. The Audit Committee met one time in 1997.

     The Executive Committee currently consists of four directors, Messrs. Marcus (Chairman), Hicks, de Castro and Dinetz, and is charged with oversight of the Company's day-to-day operations, approval of certain transactions, establishment of record dates and declaration of dividends on the Company's securities, pricing of and setting terms for the sale of certain securities of the Company, and making appropriate recommendations to the Board of Directors. The Executive Committee did not meet formally in 1997.

     The Nominating Committee currently consists of four directors, Messrs. Hicks (Chairman), Jordan, Marcus and Massey, and is charged with making recommendations to the Board of Directors with respect to the nomination of directors. The Nominating Committee did not meet in 1997.

COMPENSATION OF DIRECTORS

     Directors who are also officers of the Company, CMHC and CMCLA receive no additional compensation for their services as directors. Effective following the Chancellor Merger, directors of the Company, CMHC and CMCLA who are not officers will receive (i) a fee of $36,000 per annum, (ii) a $1,000 fee for attendance at meetings or, if applicable, a $500 fee for attendance at meetings by telephone and (iii) a $2,000 fee for service as chairman of a board committee, a $1,000 fee for attendance at committee meetings or, if applicable, a $500 fee for attendance at committee meetings by telephone. Directors of the Company, CMHC and CMCLA are also reimbursed for travel expenses and other out-of-pocket costs incurred in connection with such meetings.

Additionally, under the terms of the Company's Non-Employee Director Stock Option Plan as currently in effect, all non-employee directors of the Company, CMHC and CMCLA in office on the date of the Company's annual stockholders meeting are entitled to an award of options to purchase 15,000 shares of Common Stock at an exercise price equal to the fair market value of such shares on the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

     All share and per share data regarding compensation of executive officers contained in this Proxy Statement give effect to the Company's two-for-one common stock split effected in the form of a stock dividend paid on January 12, 1998, and to the Company's three-for-two common stock split effected in the form of a stock dividend paid on August 26, 1996.

     Summary Compensation. The following table sets forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by the Company for the three fiscal years ended December 31, 1997, to the Company's Chief Executive Officer and each of the Company's other executive officers serving in such capacity at the end of the last completed fiscal year whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1997.

                         SUMMARY COMPENSATION TABLE (1)

                                         ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                            ----------------------------------------------   ------------------------------------------------
                                                                                     AWARDS            PAYOUTS
                                                                             -----------------------   -------
                                                                                          SECURITIES
                                                                             RESTRICTED   UNDERLYING    LTIP      ALL OTHER
         NAME AND                                           OTHER ANNUAL       STOCK       OPTIONS     PAYOUTS   COMPENSATION
   PRINCIPAL POSITIONS      YEAR    SALARY      BONUS      COMPENSATION(2)     AWARDS        (#)         ($)        (3)($)
   -------------------      ----   --------   ----------   ---------------   ----------   ----------   -------   ------------
Scott K. Ginsburg           1997   $850,000   $3,615,000         --             --         500,000       --         $9,101
  Former President and      1996    750,000      956,000         --             --         375,000       --          9,776
  Chief Executive Officer   1995    650,000           --         --             --              --       --          7,663
James E. de Castro          1997   $825,000   $2,581,000         --             --         425,000       --         $2,630
  Chief Operating           1996    750,000      704,000         --             --          75,000       --          2,455
  Officer                   1995    650,000      125,000         --             --         300,000       --          2,455
Matthew E. Devine           1997   $375,000   $1,205,000         --             --         262,500       --             --
  Senior Vice President,    1996    300,000      352,000         --             --          37,500       --             --
  Chief Financial Officer
    and                     1995    275,000       63,000         --             --         150,000       --             --
  Secretary
Kenneth J. O'Keefe          1997   $320,000   $1,205,000         --             --              --       --             --
  Executive Vice President  1996    210,000(4)    210,000        --             --         300,000       --             --
  -- Operations             1995         --           --         --             --              --       --             --

---------------

(1) No information is set forth herein regarding Steven Dinetz, who served as the Company's Co-Chief Operating Officer from September 5, 1997 through September 22, 1997, as amounts paid by the Company to Mr. Dinetz during 1997 for total annual salary and bonus did not exceed $100,000. On September 22, 1997, as part of the Chancellor Merger, Mr. Dinetz resigned from his position as Co-Chief Operating Officer of the Company, but retained his position as a director of the Company. Upon Mr. Dinetz' resignation, the Company accelerated the exercisability of all of Mr. Dinetz' stock options previously granted by Chancellor Broadcasting Company. In February 1998, the Company made certain additional cash payments to Mr. Dinetz. Both the acceleration of the exercisability of the stock options and the cash payment were part of Mr. Dinetz' severance package which he elected to receive after a change in job responsibilities directly related to the Chancellor Merger.

(2) The aggregate annual amount of perquisites and other personal benefits, securities or property does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named officer.

(3) Represents payments of term life insurance policies.

(4) Represents compensation for the period beginning March 1, 1996, when Mr. O'Keefe joined the Company.

     Option Grants in Last Fiscal Year. The following table sets forth information regarding options to purchase Common Stock granted by the Company to its Chief Executive Officer and the other executive officers named in the Summary Compensation Table during the 1997 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                              NUMBER OF            % OF
                             SECURITIES         TOTAL STOCK
                             UNDERLYING       OPTIONS GRANTED    EXERCISE OR                    GRANT DATE
                           OPTIONS GRANTED    TO EMPLOYEES IN     BASE PRICE     EXPIRATION    PRESENT VALUE
NAME                           (#)(1)           FISCAL YEAR      ($/SHARE)(2)       DATE          ($)(3)
----                       ---------------    ---------------    ------------    ----------    -------------
Scott K. Ginsburg........      500,000             8.0%             $23.25         9/5/07       $6,155,000
James E. de Castro.......      425,000             6.8%              23.25         9/5/07        5,231,750
Matthew E. Devine........      262,500             4.2%              23.25         9/5/07        3,231,375
Kenneth J. O'Keefe.......           --               --                 --             --               --

---------------

(1) Represents options to purchase shares of Common Stock granted under the Company's 1995 Stock Option Plan for Executive Officers and Key Employees (the "1995 Stock Option Plan"), as adjusted for the two-for-one stock split of the Company's Common Stock, effected in the form of a stock dividend, paid on January 12, 1998. The options awarded to Mr. Ginsburg, Mr. de Castro and Mr. Devine during the last fiscal year are exercisable in whole or in part beginning on September 5, 1997, and expire on September 5, 2007. The options may expire earlier upon the occurrence of certain merger or consolidation transactions involving the Company. The Company is not required to issue and deliver any certificate for shares of Common Stock purchased upon exercise of the option or any portion thereof prior to fulfillment of certain conditions, including the completion of registration or qualification of such shares of Common Stock under federal or state securities laws and the payment to the Company of all amounts required to be withheld upon exercise of the options under any federal, state or local tax law. The holder of an option has no rights or privileges of a stockholder in respect of any shares of Common Stock purchasable upon exercise of the options unless and until certificates representing such shares shall have been issued by the Company to such holder. Once exercisable, the options are exercisable by the holder or, upon the death of such holder, by his personal representatives or by any person empowered to do so under such holder's will or under the applicable laws of descent and distribution. The options are not transferable except by will or by the applicable laws of descent and distribution.

(2) Represents the estimated fair value of shares of Common Stock on September 5, 1997, the date of grant, as adjusted for the two-for-one stock split of the Company's Common Stock, effected in the form of a stock dividend, paid on January 12, 1998.

(3) The present value of each grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of 0% for all years; expected volatility of 41.88%; risk-free interest rate of 5.38%; and expected life of seven years.

     Aggregated Option Exercises and Year-End Value. The following table sets forth information concerning option exercises in the year ended December 31, 1997 by the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and the value of each such executive officer's unexercised options at December 31, 1997.

                                                                                                   VALUE OF UNEXERCISED
                                                                                                       IN-THE-MONEY
                                                              NUMBER OF UNEXERCISED STOCK            STOCK OPTIONS AT
                                                             OPTIONS AT FISCAL YEAR-END(#)        FISCAL YEAR-END($)(1)
                           SHARES ACQUIRED       VALUE       ------------------------------    ----------------------------
NAME                       ON EXERCISE(#)     REALIZED($)    EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                       ---------------    -----------    ------------    --------------    -----------    -------------
Scott K. Ginsburg........           --                --        500,000         375,000         7,034,000       9,873,000
James E. de Castro.......      300,000         6,979,000      1,220,000         375,000        34,830,250       9,873,000
Matthew E. Devine........           --                --        562,500         187,500        14,082,000       4,936,500
Kenneth J. O'Keefe.......           --                --             --         300,000                --       7,992,000

---------------

(1) Based upon a per share price for Common Stock of $37.31. This price represents the closing price for the Common Stock on the Nasdaq National Market System on December 31, 1997, as adjusted for the two-for-one stock split of the Company's Common Stock, effected in the form of a stock dividend, paid on January 12, 1998.

EMPLOYMENT AGREEMENTS

  Ginsburg Employment Agreement

     Prior to April 14, 1998, Scott K. Ginsburg served as the President and Chief Executive Officer of the Company, CMHC and CMCLA. On September 4, 1997, the Company entered into a new employment agreement (the "Ginsburg Employment Agreement") with Mr. Ginsburg, to be effective on the closing date of the Chancellor Merger. The Ginsburg Employment Agreement, which had a term that extends through September 5, 2002, provided for an initial annual base salary of $1,000,000 for the first year of the employment agreement, to be increased each year by a percentage equal to the percentage change in the consumer price index during the preceding year. In addition, the Ginsburg Employment Agreement provided for an annual bonus based upon the financial performance of the Company in relation to certain annual performance targets which are defined in the Ginsburg Employment Agreement. The Ginsburg Employment Agreement provided that, on the closing date of the Chancellor Merger and on each of the first four anniversaries thereof on which Mr. Ginsburg remained employed by the Company, Mr. Ginsburg would be granted options to purchase 200,000 shares of Common Stock. If Mr. Ginsburg's employment was terminated without "cause" (as defined in the Ginsburg Employment Agreement) or if Mr. Ginsburg terminated his employment for "good reason" (as defined in the Ginsburg Employment Agreement) prior to the fifth annual anniversary of the consummation of the Chancellor Merger, Mr. Ginsburg would receive on such termination date a number of options equal to 1,000,000 minus the number of options previously granted to Mr. Ginsburg pursuant to the preceding sentence prior to such date. In addition, in recognition of Mr. Ginsburg's rights under his prior employment agreement, the Company granted Mr. Ginsburg an option to acquire an additional 300,000 shares of Common Stock on the closing date of the Chancellor Merger. The Ginsburg Employment Agreement provided that all options granted pursuant to the Ginsburg Employment Agreement would be exercisable for ten years from the date of grant of the option (notwithstanding any termination of employment), at a price per share equal to the market price for Common Stock at the close of trading on the day immediately preceding the date of the grant. The Ginsburg Employment Agreement provided that, in the event of termination of Mr. Ginsburg's employment by the Company without "cause" or by Mr. Ginsburg with "good reason," the Company would make a one-time cash payment to Mr. Ginsburg in a gross amount such that the net payments retained by Mr. Ginsburg shall equal $20,000,000 less applicable employee withholding taxes. The Ginsburg Employment Agreement further provided that, in the event of termination of Mr. Ginsburg's employment by reason of expiration or non-renewal of the Ginsburg Employment Agreement, the Company would make a one-time cash payment to Mr. Ginsburg equal to two times the amount of his annual base salary for the contract year in which his employment terminates. The Ginsburg Employment Agreement provided that Mr. Ginsburg would have registration rights with respect to all Common Stock acquired by Mr. Ginsburg at any time which rights were no less favorable to Mr. Ginsburg as the registration rights held by Hicks Muse and its affiliates with respect to the common stock of Chancellor immediately prior to the consummation of the Chancellor Merger. Under the Ginsburg Employment Agreement, the Company also agreed to make to Mr. Ginsburg a ten-year unsecured loan in the amount of $3,500,000 bearing interest at a fixed rate equal to the applicable Federal long-term rate in effect on the date on which the loan is made. The terms of the loan require Mr. Ginsburg to repay principal of the loan in five equal annual installments, commencing on the sixth anniversary of the date on which the loan is made. As of April 15, 1998, Mr. Ginsburg has borrowed $3,500,000 under the loan.

     On April 14, 1998, Mr. Ginsburg resigned as President and Chief Executive Officer of the Company, CMHC and CMCLA, and on April 20, 1998, Mr. Ginsburg resigned as a director of the Company, CMHC and CMCLA and from all appointments and positions with their respective subsidiaries. On April 20, 1998 (the "Agreement Date"), the Company entered into a separation and consulting agreement (the "Ginsburg Separation and Consulting Agreement") with Mr. Ginsburg. The Ginsburg Separation and Consulting Agreement provides for (a) a lump sum severance payment of $20,000,000 less applicable employee withholding taxes, which is the same amount Mr. Ginsburg would have been entitled to under the Ginsburg Employment Agreement based upon a termination of his employment by him for "good reason" or by the Company "without cause," and (b) a grant to Mr. Ginsburg of stock options to acquire 800,000 shares of Common Stock of the Company, subject to the approval of the Company's stockholders (at the Annual Meeting) of the 1998 Chancellor Media Corporation Stock Option Plan, which is the same number of stock options to which Mr. Ginsburg would have been entitled based upon a termination of his employment by him for "good reason" or by the Company "without cause," except that the Ginsburg Separation and Consulting Agreement provides that the exercise price for such stock options is $23.25 per share and shall become exercisable as follows: (i) options for 266,666 shares shall be exercisable beginning on the Agreement Date for a period of seven years thereafter, (ii) options for 266,667 shares shall be exercisable beginning one year from the Agreement Date for a period of six years thereafter, and (iii) options for 266,667 shares shall be exercisable beginning two years from the Agreement Date for a period of five years thereafter. Should the stockholders of the Company fail to approve the 1998 Chancellor Media Corporation Stock Option Plan, the Ginsburg Separation and Consulting Agreement provides that Mr. Ginsburg shall receive equivalent rights through stock appreciation rights. Previously granted stock options were unaffected by the Ginsburg Separation and Consulting Agreement. The Ginsburg Separation and Consulting Agreement also provides that the Company, CMHC and CMCLA shall retain Mr. Ginsburg as a consultant through April 13, 2003, Mr. Ginsburg to be compensated for such consulting services in an amount equal to $2,500,000 for each full year of consulting services. The Ginsburg Separation and Consulting Agreement further provides for three-year non-solicitation and non-hire covenants from Mr. Ginsburg, as well as other mutual releases and other provisions typically found in an employment termination agreement, but does not provide for a noncompetition agreement from Mr. Ginsburg.

  de Castro Employment Agreement

     On September 4, 1997, Evergreen and the Company entered into a new employment agreement (the "de Castro Employment Agreement") with Mr. de Castro, Chief Operating Officer of the Company, CMHC and CMCLA, to be effective on the closing date of the Chancellor Merger. The de Castro Employment Agreement, which has a term that extends through September 5, 2002, provides for an initial annual base salary of $900,000 for the first year of the employment agreement, to be increased each year by a percentage equal to the percentage change in the consumer price index during the preceding year. In addition, the de Castro Employment Agreement provides for an annual bonus based upon a percentage of the amount by which the Company exceeds an annual performance target which is defined in the de Castro Employment Agreement. The de Castro Employment Agreement provides that, on the closing date of the Chancellor Merger and on each of the first four anniversaries thereof on which Mr. de Castro remains employed by the Company, Mr. de Castro shall be granted options to purchase 200,000 shares of Common Stock. If Mr. de Castro's employment is terminated without "cause" (as defined in the de Castro Employment Agreement) or if Mr. de Castro terminates his employment for "good reason" (as defined in the de Castro Employment Agreement) prior to the fifth annual anniversary of the consummation of the Chancellor Merger, Mr. de Castro will receive on such termination date a number of options equal to 1,000,000 minus the number of options previously granted to Mr. de Castro pursuant to the preceding sentence prior to such date. In addition, in recognition of Mr. de Castro's rights under his prior employment agreement, the Company granted Mr. de Castro an option to acquire an additional 225,000 shares of Common Stock on the closing date of the Chancellor Merger. The de Castro Employment Agreement provides that all options granted pursuant to the de Castro Employment Agreement will be exercisable for ten years from the date of grant of the option (notwithstanding any termination of employment), at a price per share equal to the market price for Common Stock at the close of trading on the day immediately preceding the date of the grant. The de Castro Employment Agreement provides that, in the event of termination of Mr. de Castro's employment by the Company without "cause" or by Mr. de Castro with "good reason," the Company shall make a one-time cash payment to Mr. de Castro in a gross amount such that the net payments retained by Mr. de Castro shall equal $5,000,000 less applicable employee withholding taxes. The de Castro Employment Agreement further provides that, in the event of termination of Mr. de Castro's employment by Mr. de Castro for other than "good reason," in exchange for Mr. de Castro's agreement not to induce any employee of any radio station owned by the Company to terminate such employment or to become employed by any other radio station, the Company shall continue to pay Mr. de Castro his applicable base salary through the fifth anniversary of the closing date of the

Chancellor Merger. In such event, the Company also has the right, in exchange for the payment at the end of each calendar year through December 31, 2002, of an annual amount equal to the product of Mr. de Castro's average bonus multiplied by the fraction of each such calendar year which precedes the fifth anniversary of the consummation of the Chancellor Merger, to require that Mr. de Castro not be employed by or perform activities on behalf of or have ownership interest in any radio broadcasting station serving the same market as any radio station owned by the Company. The de Castro Employment Agreement further provides that if Mr. de Castro's employment is terminated by reason of expiration or non-renewal of the de Castro Employment Agreement, the Company shall make a one- time cash payment to Mr. de Castro equal to two times the amount of his annual base salary for the contract year in which such employment terminates.

     Following Mr. Ginsburg's resignation, on April 19, 1998, the Board of Directors of the Company, CMHC and CMCLA approved the principal terms of a new employment agreement to be entered with Mr. de Castro (the "New de Castro Employment Agreement"), under which Mr. de Castro would remain in his position as Chief Operating Officer of the Company, CMHC and CMCLA. It is expected that the terms of the New de Castro Employment Agreement will be identical to the terms of the de Castro Employment Agreement, except in the following respects:
(i) the New de Castro Employment Agreement will have a term that extends through April 17, 2003, (ii) the New de Castro Employment Agreement will provide for a $1,000,000 signing bonus less applicable employee withholding taxes, (iii) the Company shall make a one-time cash payment of $5,000,000 less applicable employee withholding taxes and the Company shall grant to Mr. de Castro stock options to purchase 800,000 shares of Common Stock of the Company at an exercise price per share equal to the closing price for the Common Stock of the Company on the Nasdaq Stock Market on April 16, 1998 (subject to stockholder approval of the 1998 Chancellor Media Corporation Stock Option Plan at the Annual Meeting),
(iv) certain portions of the formula used to calculate Mr. de Castro's annual bonus would be adjusted based upon mutual agreement, (v) the Company will grant to Mr. de Castro 80% of the number of stock options that the Company grants annually to its new Chief Executive Officer (without taking into account any initial lump-sum of stock options granted to such Chief Executive Officer), on the same terms and conditions as set forth in the grant to such new Chief Executive Officer and (vi) certain provisions related to termination benefits and other language adjustments would be made upon mutual agreement. Definitive documentation regarding the New de Castro Employment Agreement is currently in progress.

  Devine Employment Agreement

     On September 4, 1997, Evergreen and the Company entered into a new employment agreement (the "Devine Employment Agreement") with Mr. Devine, Senior Vice President and Chief Financial Officer of the Company, CMHC and CMCLA, to be effective on the closing date of the Chancellor Merger. The Devine Employment Agreement, which has a term that extends through September 5, 2002, provides for an initial annual base salary of $500,000 for the first year of the employment agreement, to be increased each year by $25,000. In addition, the Devine Employment Agreement provides for an annual bonus based upon a percentage of the amount by which the Company exceeds an annual performance target which is defined in the Devine Employment Agreement. The Devine Employment Agreement provides that, on the closing date of the Chancellor Merger and on each of the first four anniversaries thereof on which Mr. Devine remains employed by the Company, Mr. Devine shall be granted options to purchase 150,000 shares of Common Stock. If Mr. Devine's employment is terminated without "cause" (as defined in the Devine Employment Agreement) or if Mr. Devine terminates his employment for "good reason" (as defined in the Devine Employment Agreement) prior to the fifth annual anniversary of the consummation of the Chancellor Merger, Mr. Devine will receive on such termination date a number of options equal to 750,000 minus the number of options previously granted to Mr. Devine pursuant to the preceding sentence prior to such date. In addition, in recognition of Mr. Devine's rights under his prior employment agreement, the Company granted Mr. Devine an option to acquire an additional 112,500 shares of Common Stock on the closing date of the Chancellor Merger. The Devine Employment Agreement provides that all options granted pursuant to the Devine Employment Agreement will be exercisable for ten years from the date of grant of the option (notwithstanding any termination of employment), at a price per share equal to the market price for Common Stock at the close of trading on the day immediately preceding the date of the grant. The Devine Employment Agreement provides that, in the event of termination of Mr. Devine's employment by the Company without "cause" or by Mr. Devine with "good reason," the Company shall make a one-time cash payment to

Mr. Devine in a gross amount such that the net payments retained by Mr. Devine shall equal $2,000,000 less applicable employee withholding taxes. The Devine Employment Agreement further provides that, in the event of termination of Mr. Devine's employment by Mr. Devine for other than "good reason," in exchange for Mr. Devine's agreement not to induce any employee of any radio station owned by the Company to terminate such employment or to become employed by any other radio station, the Company shall continue to pay Mr. Devine his applicable base salary through the earlier of the fifth anniversary of the closing date of the Chancellor Merger or the second anniversary of the termination of employment (the "Cessation Date"). In such event, the Company also has the right, in exchange for the payment at the end of each calendar year through the year which includes the Cessation Date of an annual amount equal to the product of Mr. Devine's average bonus multiplied by the fraction of each such calendar year which precedes the Cessation Date, to require that Mr. Devine not be employed by or perform activities on behalf of or have an ownership interest in any radio broadcasting station serving the same market as any radio station owned by the Company. The Devine Employment Agreement further provides that if Mr. Devine's employment is terminated by reason of expiration or non-renewal of the Devine Employment Agreement, the Company shall make a one-time cash payment to Mr. Devine equal to two times the amount of his annual base salary for the contract year in which such employment terminates.

     Following Mr. Ginsburg's resignation, on April 19, 1998, the Board of Directors of the Company, CMHC and CMCLA approved the principal terms of a new employment agreement to be entered with Mr. Devine (the "New Devine Employment Agreement"), under which Mr. Devine would remain in his position as Chief Financial Officer of the Company, CMHC and CMCLA or any new multi-media company formed with Chancellor Media. It is expected that the terms of the New Devine Employment Agreement will be identical to the terms of the Devine Employment Agreement, except in the following respects: (i) the New Devine Employment Agreement will have a term that extends through April 17, 2003, (ii) the New Devine Employment Agreement will provide for a $1,000,000 signing bonus less applicable employee withholding taxes, (iii) the Company shall make a one-time cash payment to Mr. Devine of $2,000,000 less applicable employee withholding taxes and the Company shall grant to Mr. Devine stock options to purchase 600,000 shares of Common Stock of the Company at an exercise price per share equal to the closing price for the Common Stock of the Company on the Nasdaq Stock Market on April 16, 1998 (subject to stockholder approval of the 1998 Chancellor Media Corporation Stock Option Plan at the Annual Meeting), (iv) Mr. Devine's maximum annual bonus would be increased and certain portions of the formula used to calculate Mr. Devine's annual bonus would be adjusted based upon mutual agreement, (v) certain provisions related to termination by Mr. Devine for other than "good reason" would be modified to make them comparable to certain provisions related to termination by Mr. de Castro for other than "good reason" contained in the de Castro Employment Agreement, (vi) the Company will grant to Mr. Devine 60% of the number of stock options that the Company grants annually to its new Chief Executive Officer (without taking into account any initial lump-sum of stock options granted to such Chief Executive Officer), on the same terms and conditions as set forth in the grant to such new Chief Executive Officer and (vii) certain provisions related to termination benefits and other language adjustments would be made upon mutual agreement. Definitive documentation regarding the New Devine Employment Agreement is currently in progress.

  O'Keefe Employment Agreement

     In February of 1996, the Company entered into an employment agreement (the "O'Keefe Employment Agreement") with Mr. O'Keefe that has a term through February 28, 1999 and provides for an annual base salary beginning at $300,000 in 1996 and increasing incrementally to $350,000 in 1998. The O'Keefe Employment Agreement provides for Mr. O'Keefe to receive an annual incentive bonus based upon a percentage of the amount by which the Company exceeds certain annual performance targets as defined in the agreement. The agreement also provides that Mr. O'Keefe is eligible for certain options to purchase Common Stock. Pursuant to the agreement, Mr. O'Keefe was awarded options to purchase 300,000 shares of Common Stock. The stock options vest and become exercisable subject to Mr. O'Keefe's continued employment by the Company through February 28, 1999. However, Mr. O'Keefe may be eligible to exercise the options on a pro rata basis in the event he is terminated prior to February 28, 1999 upon certain events specified in his employment agreement, including Mr. O'Keefe's death or disability, a change in control of the Company, termination without cause and a material breach of the employment agreement by the Company leading to the resignation of Mr. O'Keefe. The agreement terminates upon the death of Mr. O'Keefe and may be terminated by the Company upon the disability of Mr. O'Keefe or for or without "cause" (as defined in the O'Keefe Employment Agreement). During the term of the agreement, Mr. O'Keefe is prohibited from engaging in certain activities competitive with the business of the Company. However, with the approval of the Company, Mr. O'Keefe may engage in activities not directly competitive with the business of the Company as long as such activities do not materially interfere with Mr. O'Keefe's employment obligations. On March 1, 1997, Evergreen and Mr. O'Keefe amended the O'Keefe Employment Agreement in order to make certain provisions of the O'Keefe Employment Agreement comparable to those contained in Mr. de Castro's and Mr. Devine's former employment agreements.

     On September 4, 1997, the Company amended its employment agreement (the "O'Keefe Amendment") with Mr. O'Keefe. As a result of the O'Keefe Amendment, the O'Keefe Employment Agreement is to expire as of December 31, 1997, and the O'Keefe Amendment is effective on January 1, 1998. The O'Keefe Amendment, which has a term through December 31, 2000, provides for an initial annual base salary of $500,000 for the first year of the employment agreement, to be increased each year by $25,000. In addition, the O'Keefe Amendment provides for an annual bonus based upon the financial performance of the Company in relation to certain annual performance targets which are defined in the O'Keefe Amendment. The O'Keefe Amendment provides that, on January 1, 1998 and 1999, assuming that Mr. O'Keefe remains employed by the Company on such dates, Mr. O'Keefe shall be granted options to purchase 100,000 shares of Common Stock. Furthermore, with respect to the option to purchase 300,000 shares of Common Stock granted under the O'Keefe Employment Agreement, (i) all such options will become exercisable on February 28, 1999 if Mr. O'Keefe remains employed by the Company on such date, (ii) if Mr. O'Keefe's employment is terminated as a result of Mr. O'Keefe's death or disability or resignation by Mr. O'Keefe following a material breach of the O'Keefe Amendment by the Company, a prorated portion of such options will become exercisable and (iii) if Mr. O'Keefe's employment is terminated without "cause" (as defined in the O'Keefe Amendment) or there is a "change of control" (as defined in the O'Keefe Amendment), all such options shall become exercisable. The O'Keefe Amendment provides that all options described in the O'Keefe Amendment will be exercisable for seven years from the date of grant of the option, and that all options granted pursuant to the O'Keefe Amendment will be granted at a price per share equal to the market price for Common Stock on the date of the grant. The O'Keefe Amendment provides that, in the event of termination of Mr. O'Keefe's employment by the Company without "cause," the Company shall pay Mr. O'Keefe his base salary and a prorated annual bonus and provide health and life insurance coverage until the earlier of the expiration of the term of the O'Keefe Amendment or the date on which Mr. O'Keefe becomes employed in a position providing similar compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any equity securities of the Company. To the Company's knowledge, for the period from January 1, 1997 through March 1, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and holders of more than 10% of the Company's Common Stock were satisfied, except that (i) Putnam Investments, Inc. has not filed a Form 3 in connection with its ownership of the Company's Common Stock, (ii) directors Jeffrey A. Marcus and John H. Massey each filed a late Form 5 for the year ended December 31, 1997 in connection with the grant of stock options under the Company's Non-Employee Director Stock Option Plan in September 1997 and (iii) director Steven Dinetz has not filed a Form 4 in connection with certain stock option exercises effected by Mr. Dinetz in November and December 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The members of the compensation committee of the Company are Messrs. Hicks, Massey, Jordan, Marcus and Lewis. Mr. Hicks serves as chairman of the compensation committee, and also serves as the Chairman of the Board of the Company, CMHC and CMCLA. Messrs. Massey and Marcus previously served on the compensation committee of Chancellor, and Mr. Lewis previously served on the compensation committee of Evergreen.

     THE FOLLOWING COMPENSATION COMMITTEE REPORT AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee is responsible for reviewing the compensation paid to the Company's executive officers and making recommendations to the Company's Board of Directors with respect to such compensation. The Board of Directors approves all compensation paid to executive officers, with the exception of grants of stock options which are made by the Compensation Committee discharging the functions of the Stock Option Committee as provided in the Company's 1993 Stock Option Plan for Executive Officers and Key Employees and the 1995 Stock Option Plan for Executive Officers and Key Employees.

OVERALL COMPENSATION OBJECTIVES

     The Company is one of the largest owners and operators of radio stations in the United States. The Company's overall strategy is to acquire and operate radio stations in the nation's largest radio markets. In furtherance of this strategy, the Company's compensation strategies are designed to attract and to retain the best possible executive talent. Compensation packages to executive officers include a base salary that recognizes individual performance and cash and equity-based incentives designed to align the financial interests of executives with those of the stockholders. In the past year, in connection with the Chancellor Merger, the Company entered into new long-term employment agreements with Messrs. Ginsburg, de Castro and Devine, and entered into an amendment to the employment agreement with Mr. O'Keefe. Each agreement provides for a base salary, annual cash incentive bonus and the award of options to purchase Common Stock. In entering these employment agreements, the Compensation Committee and the Board of Directors considered such factors as each executive's role in identifying and completing the acquisition of strategic broadcast properties, including the Chancellor Merger and the acquisition of radio stations from Viacom International, Inc., the Company's strong operating performance, and the increase in shareholder value to the Company's shareholders during 1997. Each of these employment agreements was recommended by the Company's Compensation Committee and approved by the Board of Directors, in each case, as constituted prior to the Chancellor Merger.

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

     The principal elements of compensation to the Company's executive officers include a base salary and annual cash bonuses and, at appropriate intervals, grants of stock options. The Company also provides to its executive officers medical, pension and other fringe benefits generally available to the Company employees. Base salary for the Company's executive officers under their respective agreements was determined by evaluating the responsibilities of the position held by, and the personal experience level of, the specific individual. In determining levels of base salary, the Compensation Committee also decided to set an appropriate level of base compensation to motivate and retain the Company's executive officers in light of the Company's relative position to its competition in the radio broadcast industry and the performance standards established for such individuals. Under the terms of their employment agreements in effect for 1997, the Company's executive officers were each eligible for, and received, an annual cash incentive bonus based on the Company's performance during the year as measured by broadcast cash flow targets being met or exceeded. Additionally, each of the Company's executive officers are eligible for annual awards of stock options pursuant to the terms of their employment agreements. The objective in setting the terms of stock option awards was to incentivize the continued employment of those executive officers deemed essential to the Company and its long-term objectives.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if performance goals are specified in detail by a compensation committee comprised solely of two or more outside directors, payments are approved by a majority vote of the stockholders prior to payment of such compensation and after the material terms of the compensation are disclosed to the stockholders, and the compensation committee certifies that the performance goals were in fact satisfied. During 1997, the Compensation Committee considered the compensation arrangements of the Company's executive officers in light of the requirements of Section 162(m).

     While the Compensation Committee will continue to give due consideration to the deductibility of compensation payments on future compensation arrangements with the Company's executive officers, the Compensation Committee will make its compensation decision based upon an overall determination of what it believes to be in the best interests of the Company and its stockholders, and deductibility will be only one among a number of factors used by the Compensation Committee in making its compensation decisions. Accordingly, the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).

                         COMPENSATION COMMITTEE MEMBERS
                                Thomas O. Hicks
                                 John H. Massey
                             Vernon E. Jordan, Jr.
                               Jeffrey A. Marcus
                                 Perry J. Lewis

PERFORMANCE GRAPH

     The following graph shows a comparison, since the Company's initial public offering on May 10, 1993, of the cumulative total stockholder return on (i) the Company's Common Stock, (ii) an index including all securities listed on The Nasdaq Stock Market and (iii) a self-determined peer group of companies, measuring the changes in common stock prices from May 11, 1993 through December 31, 1997. The graph assumes an investment of $100 on May 11, 1993 and, as required by the Securities and Exchange Commission (the "Commission"), all values shown assume the reinvestment of all dividends, if any, and, in the case of the peer group, are weighed to reflect the market capitalization of the component companies. The peer group consists of CBS Corporation, Clear Channel Communications, Inc., Emmis Broadcasting Corporation, Heftel Broadcasting Corporation, Jacor Communications, Inc., Lamar Advertising Company and Saga Communications, Inc.

                                                     CHANCELLOR       Nasdaq Stock         Self-
               Measurement Period                      MEDIA          Market (US &       Determined
             (Fiscal Year Covered)                  CORPORATION         Foreign)         Peer Group
05/11/93                                                     100.0             100.0             100.0
12/31/93                                                     102.2             114.2              97.4
12/30/94                                                     100.7             110.7              91.0
12/29/95                                                     184.2             155.5             130.3
12/31/96                                                     215.8             190.5             170.4
12/31/97                                                     644.2             233.0             289.1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table lists information concerning the beneficial ownership of the Company's Common Stock on March 1, 1998 by (i) each director and executive officer of the Company on March 1, 1998, (ii) all directors and executive officers as a group and (iii) each person known to the Company to own beneficially more than 5% of the Common Stock.

                    NAME OF STOCKHOLDER                         SHARES        PERCENT(1)
                    -------------------                         ------        ----------
Scott K. Ginsburg...........................................   4,718,132(2)      3.9%
James E. de Castro..........................................   1,170,000(3)      *
Matthew E. Devine...........................................     562,500(4)      *
Kenneth J. O'Keefe..........................................     104,000(5)      *
Thomas O. Hicks.............................................  16,444,371(6)     13.7%
Perry J. Lewis..............................................     118,548(7)      *
Thomas J. Hodson............................................      15,000(8)      *
Eric C. Neuman..............................................       6,356         *
Lawrence D. Stuart, Jr......................................       9,910         *
Jeffrey A. Marcus...........................................      87,878(9)      *
John H. Massey..............................................      41,024(10)     *
Steven Dinetz...............................................   1,681,226(11)     1.4%
Vernon E. Jordan, Jr........................................          --         *
All directors and executive officers as a group.............  24,958,945(12)    20.8%
Hicks Muse and affiliates...................................  16,444,371(13)    13.7%
Putnam Investments, Inc.....................................  15,703,966(14)    13.1%
Janus Capital Corp..........................................   6,517,600(15)     5.4%

---------------

  *  Less than one percent.

 (1) Assumes that 120,145,483 primary shares of Company Common Stock were issued and outstanding as of March 1, 1998. On March 13, 1998, the Company issued 21,850,000 shares of Common Stock in a registered public offering. The shares of Common Stock issued by the Company on March 13, 1998 are not taken into consideration in the above table in the calculation of percentages of shares outstanding.

 (2) Includes options to purchase 500,000 shares and 14,400 shares held by Mr. Ginsburg as custodian for his children.

 (3) Consists of options to purchase 1,170,000 shares.

 (4) Consists of options to purchase 562,500 shares.

 (5) Includes options to purchase 100,000 shares.

 (6) Consists of 778,969 shares owned of record by Mr. Hicks, 346,736 shares owned of record by Mr. Hicks as trustee for certain trusts of which his children are beneficiaries and 20,816 shares owned of record by Mr. Hicks as co-trustee of a trust for the benefit of unrelated parties. Also includes 15,297,850 shares owned of record by three limited partnerships of which the ultimate general partners are entities controlled by Mr. Hicks and Hicks Muse. Mr. Hicks is the controlling stockholder of Hicks Muse and serves as Chairman of the Board, Chief Executive Officer and Secretary of Hicks Muse. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of all or a portion of the stock owned of record by such limited partnerships. Mr. Hicks disclaims beneficial ownership of shares not owned of record by him.

 (7) Includes options to purchase 15,000 shares.

 (8) Consists of options to purchase 15,000 shares.

 (9) Includes options to purchase 24,242 shares.

(10) Consists of options to purchase 24,242 shares and 16,782 shares held by Mr. Massey's wife as her separate property.

(11) Includes (i) options to purchase 1,549,138 shares, (ii) 1,090 shares held by an individual retirement account for the benefit of Mr. Dinetz and (iii) 1,000 shares held by Mr. Dinetz' daughter. Mr. Dinetz disclaims beneficial ownership of the shares of Common Stock that are not owned by him of record.

(12) Includes options to purchase 3.960,122 shares.

(13) Consists of 778,969 shares owned of record by Mr. Hicks, 346,736 shares owned of record by Mr. Hicks as trustee for certain trusts of which his children are beneficiaries and 20,816 shares owned of record by Mr. Hicks as co-trustee of a trust for the benefit of unrelated parties. Also includes 15,297,850 shares owned of record by three limited partnerships of which the ultimate general partners are entities controlled by Mr. Hicks and Hicks Muse. Mr. Hicks is the controlling stockholder of Hicks Muse and serves as Chairman of the Board, Chief Executive Officer and Secretary of Hicks Muse. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of all or a portion of the stock owned of record by such limited partnerships. John R. Muse, Charles W. Tate, Jack D. Furst, Lawrence D. Stuart, Jr., Michael J. Levitt and Alan B. Menkes are officers, directors and minority stockholders of Hicks Muse and as such may be deemed to share with Mr. Hicks the power to vote or dispose of shares held by such partnerships. Messrs. Hicks, Muse, Tate, Furst, Stuart, Levitt and Menkes disclaim the existence of a group and each of them disclaims beneficial ownership of shares not owned of record by him. The address of Hicks Muse is 200 Crescent Court, Suite 1600, Dallas, TX 75201.

(14) The address of Putnam Investments, Inc. is One Post Office Square, Boston, MA 02109.

(15) The address of Janus Capital Corp. is 100 Fillmore Street, Denver, CO 80206-4923.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of December 31, 1997, Thomas O. Hicks and affiliates of Hicks Muse beneficially owned an aggregate of 18,727,028 shares of Common Stock of the Company. Mr. Hicks was elected Chairman of the Board and a director of the Company, CMHC and CMCLA upon consummation of the Chancellor Merger.

     The Company is subject to a financial monitoring and oversight agreement, dated April 1, 1996, as amended on September 4, 1997 (the "Financial Monitoring and Oversight Agreement"), with Hicks, Muse & Co. Partners, L.P. ("Hicks Muse Partners"), an affiliate of Hicks Muse. Pursuant to the Financial Monitoring and Oversight Agreement, the Company pays to Hicks Muse Partners an annual fee of not less than $1.0 million, subject to increase or decrease (but not below $1.0 million), based upon changes in the Consumer Price Index. Hicks Muse Partners is also entitled to reimbursement for any out-of-pocket expenses incurred in connection with rendering services under the Financial Monitoring and Oversight Agreement. The Financial Monitoring and Oversight Agreement provides that the agreement will terminate at such time as Thomas O. Hicks and his affiliates collectively cease to beneficially own at least two-thirds of the number of shares of Common Stock beneficially owned by them, collectively, immediately following the effective time of the Chancellor Merger. The Company and Chancellor paid Hicks Muse Partners a total of $0.7 million in 1997 pursuant to the Financial Monitoring and Oversight Agreement, of which $0.3 million was paid by the Company following the Chancellor Merger.

     In connection with the consummation of the Chancellor Merger, a Financial Advisory Agreement among Chancellor, CRBC and HM2/Management Partners, L.P. ("HM2/Management"), an affiliate of Hicks Muse, was terminated. In consideration thereof, in lieu of any payments required to be made under the Financial Advisory Agreement in respect of the transactions contemplated by the Chancellor Merger, HM2/Management was paid a fee of $10.0 million in cash upon consummation of the Chancellor Merger which was accounted for as a direct acquisition cost. As part of the termination of the Financial Advisory Agreement, the Company paid Hicks Muse Partners $1.5 million for financial advisory services in connection with the Company's acquisition in October 1997 of Katz Media Group, Inc.

     Vernon E. Jordan, Jr., a director of the Company, also serves on the board of directors of Bankers Trust Company and Bankers Trust New York Corporation. Affiliates of Bankers Trust Company and Bankers Trust New York Corporation have provided a variety of commercial banking, investment banking and financial advisory services to the Company, and expect to continue to provide such services to the Company in the future.

     The Company is subject to that certain Amended and Restated Stockholders Agreement, dated as of February 14, 1996, as amended on September 4, 1997 (the "Chancellor Stockholders Agreement"), among Chancellor and certain holders of Chancellor Broadcasting Company's Common Stock, which provides for certain registration rights for the shares of Common Stock held by such holders. In addition, the Company is subject to an additional registration rights agreement relating to the Common Stock held by former stockholders of Chancellor (collectively with the Chancellor Stockholders Agreement, the "Registration Rights Agreements"). Each of the Registration Rights Agreements relates to shares of Common Stock held by certain affiliates of Hicks Muse, and in one instance, shares of Common Stock held by an unaffiliated third party.

     As part of the Chancellor Merger, the Company has made certain cash payments and accelerated the vesting of certain stock options previously granted by Chancellor to Steven Dinetz, a director of the Company. For a description of these transactions, see "Executive Compensation -- Compensation of Executive Officers."

     The Company has entered into a transaction (the "Capstar Transaction") with Capstar Broadcasting Corporation ("Capstar") under which the Company would acquire eleven radio stations from Capstar for an aggregate purchase price of approximately $637.5 million. These stations would be acquired by the Company in a series of purchases and exchanges over a period of three years, and would be operated by the Company under time brokerage agreements until acquired by the Company. As part of the Capstar Transaction, the Company would also provide a subordinated loan to Capstar in the principal amount of $250.0 million (the "Capstar Loan"). The Capstar Loan would bear interest at the rate of 12% per annum (subject to increase in certain circumstances), and would be secured by a senior pledge of common stock of Capstar's direct subsidiaries and an indirect subsidiary and a senior guarantee by one of Capstar's direct subsidiaries. Hicks Muse, which is a substantial shareholder of the Company, controls Capstar, and certain directors of the Company are directors and/or executive officers of Capstar and/or Hicks Muse. The Capstar Transaction has been approved by the disinterested members of the Board of Directors.

     Certain radio stations owned by Capstar have engaged Katz Media Group, Inc. ("Katz"), a wholly-owned subsidiary of the Company which the Company acquired in October 1997, to sell national spot advertising air time, and such stations pay customary commissions to Katz for such services. Additionally, Capstar's radio stations are affiliated with The AMFM Radio Networks, a new national radio network created by the Company in 1997, and in accordance therewith receive a portion of advertising revenues generated by the network.

                                  PROPOSAL II

               APPROVAL OF THE 1998 CHANCELLOR MEDIA CORPORATION
                               STOCK OPTION PLAN

GENERAL

     The Board of Directors has adopted the 1998 Chancellor Media Corporation Stock Option Plan (the "1998 Stock Option Plan"), subject to the approval of the Company's stockholders at the Company's Annual Meeting. The purpose of the 1998 Stock Option Plan is to (i) further the growth, development and financial success of the Company by providing additional incentives to its executive officers and other key employees who have a major share of the responsibility for the management of the Company's business by assisting them to become owners of Common Stock and then to benefit directly from its growth, development and financial success, and (ii) enable the Company to obtain and retain the services of the type of executive officers and other key employees considered essential to the Company's long-range success by providing and offering them an opportunity to become owners of Common Stock. The Board of Directors believes that the 1998 Stock Option Plan is in the best interest of the Company and recommends its approval by the stockholders.

DESCRIPTION OF MATERIAL TERMS

     The 1998 Stock Option Plan provides for the issuance to executive officers or other key employees of the Company or its affiliates of options to purchase up to 7,890,000 shares of Common Stock. The Compensation Committee (or another committee or subcommittee of the Board that is composed of "non-employee directors," as defined under the Commission's rules) of the Board of Directors has the absolute discretion to determine the level of and terms and conditions of stock option awards under the plan, and references herein to the Compensation Committee shall be deemed to mean the Compensation Committee or such other committee or subcommittee that shall be charged with administration of the 1998 Stock Option Plan. The 1998 Stock Option Plan allows for the grant of "incentive" and "non-qualified" options which are exercisable at not less than 100% of the "fair market value" of the Common Stock at the date of grant as established by the Compensation Committee of the Board of Directors, provided, that the Compensation Committee may, in its discretion, grant "non-qualified" options exercisable at less than 100% of the "fair market value" of the Common Stock at the date of grant.

     The 1998 Stock Option Plan provides that the Compensation Committee shall, as to each individual option award, determine when such option becomes exercisable and expires, although, in any event, all incentive stock options shall expire ten years from the date of grant (or a shorter period in certain circumstances). Notwithstanding such provisions, all options to be granted under the 1998 Stock Option Plan pursuant to written employment contracts in effect on the effective date of the 1998 Stock Option Plan shall be fully vested and immediately exercisable on the date of grant and be exercisable for ten years from the date of grant notwithstanding any termination of the employee's employment by the Company other than for "cause" (as such term may be defined in the applicable employment contract) or resignation by the employee for "good reason" (as such term may be defined in the applicable employment contract). The number of shares of Common Stock subject to options granted to any single executive officer or other key employee under the 1998 Stock Option Plan shall not exceed 2,000,000 shares in any given calendar year.

     The Company is not required to issue and deliver any certificate for shares of Common Stock purchased upon exercise of the option or any portion thereof prior to the fulfillment of certain conditions including the completion of registration or qualification of such shares of Common Stock under federal or state securities laws and the payments to the Company of all amounts required to be withheld upon exercise of the options under any federal, state or local tax law. The holder of an option has no rights or privileges of a stockholder in respect of any shares of Common Stock purchasable upon exercise of the option unless and until certificates representing such shares shall have been issued by the Company to such holder. The options are not transferable except by will or by the applicable laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material federal income tax consequences of the 1998 Stock Option Plan, and is intended for general information only. The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations thereunder and rulings and decisions now in effect, all of which are subject to change.

     Non-Qualified Options. Holders of "non-qualified" options generally do not recognize income as a result of the grant of "non-qualified" options, but normally recognize compensation income taxable at ordinary income rates upon the exercise of the "non-qualified" options, to the extent that the fair market value of the shares on the date of the exercise exceeds the exercise price paid. The Company will generally be entitled to a tax deduction in an amount equal to the amount that the optionee is required to include in ordinary income at the time of such inclusion and may be required to withhold taxes on such ordinary income. The optionee's initial tax basis for shares acquired upon the exercise of a "non-qualified" stock option will be the option exercise price paid plus the amount recognized as ordinary income. Any subsequent appreciation in the value of such shares may qualify for capital gains treatment depending upon the applicable holding period.

     The tax consequences resulting from the exercise of "non-qualified" stock options through delivery of already-owned shares of Common Stock are not completely certain. In published rulings, the Internal Revenue Service has taken the position that, to the extent an equivalent value of shares is acquired, the employee will recognize no gain on the already-owned shares and the employee's basis in the shares acquired upon such exercise will be equal to the employee's basis in the surrendered shares; that any additional shares acquired upon such exercise are compensation to the employee taxable under the rules described above and that the employee's basis in any such additional shares is their then fair market value.

     Incentive Stock Options. Holders of "incentive" stock options generally do not recognize income upon either the grant of an "incentive" stock option or its exercise. Upon the sale or other taxable disposition of the shares of the Common Stock acquired by exercise of the "incentive" stock option, the optionee will generally recognize income taxable at capital gains rates (depending on the applicable holding period) equal to the difference between the amount realized upon such disposition and the option exercise price, provided no disposition of the shares has taken place within either (a) two years from the date of grant of the "incentive" stock option or (b) one year from the date of transfer of the shares of Common Stock to the optionee upon exercise. If the shares of the Common Stock are sold or otherwise disposed of before the end of the one-year or two-year periods, the difference between the "incentive" stock option exercise price and the fair market value of the shares on the date of exercise of the option will be taxable as ordinary income; the balance of the gain, if any, will be taxed as capital gain. If the shares of the Common Stock are disposed of before the expiration of the one-year or two-year periods in a sale or exchange on which a loss would be permitted to be recognized and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee's ordinary income would be limited to the amount realized less the option exercise price paid. The Company will generally be entitled to a tax deduction with respect to an "incentive" stock option only to the extent the optionee recognizes ordinary income upon sale or other disposition of the shares of the Common Stock. The difference between the fair market value of the Common Stock on the exercise date and the exercise price of an "incentive" stock option is deemed to be a "tax preference" under the alternative minimum tax rules of the Code.

     The tax consequences resulting from the exercise of an "incentive" stock option through delivery of already-owned shares of the Common Stock are not completely certain. In published rulings and proposed regulations, the Internal Revenue Service has taken the position that generally the optionee will recognize no income upon such share-for-share exercise (subject to the discussion above), that, to the extent an equivalent number of shares of the Common Stock is acquired, the optionee's basis in the shares of the Common Stock acquired upon such exercise is equal to the optionee's basis in the surrendered shares increased by any compensation income recognized by the optionee, that the optionee's basis in any additional shares of the Common Stock acquired upon such exercise is zero and that any sale or other disposition of the acquired shares within the one-year or two-year periods described above will be viewed as a disposition of the shares with the lowest basis first.

NEW PLAN BENEFITS

     Since awards under the 1998 Stock Option Plan are discretionary, total awards that may be granted for the current fiscal year are not determinable. Under the terms of employment and consulting agreements that are in effect on the date of this Proxy Statement, subject to stockholder approval of the 1998 Stock Option Plan, the Company has agreed to grant options under the 1998 Stock Option Plan to acquire 3,258,000 shares of Common Stock over the remaining life of these agreements. Assuming that all such option grants are made pursuant to such agreements, options to acquire 4,632,000 shares of Common Stock will be available for discretionary grants by the Compensation Committee in the future under the 1998 Stock Option Plan. If option grants are not made pursuant to such agreements (i.e., because an agreement provides that no options will be granted if the employee is terminated for cause and such employee is terminated for cause), any options that are not granted pursuant to such agreements will be available for discretionary grants by the Compensation Committee in the future under the 1998 Stock Option Plan. In addition to the foregoing options to be granted under the terms of employment and consulting agreements that are in effect on the date of this Proxy Statement, on April 10, 1998, the Compensation Committee of the Board of Directors awarded options to acquire 1,394,500 shares of common stock to a number of non-executive employees of the Company, subject to stockholder approval of the 1998 Stock Option Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL NO. II.

                                  PROPOSAL III

                          AMENDMENTS TO THE COMPANY'S
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

BACKGROUND

     In 1995, the Company adopted the Non-Employee Director Stock Option Plan, with the expressed purposes of (i) furthering the growth, development and financial success of the Company by providing additional incentives to its non-employee directors who have a major share of the responsibility for the management of the Company's business by assisting them to become owners of the Company's Common Stock and then to benefit directly from its growth, development and financial success and (ii) enabling the Company to obtain and retain the services of the type of non-employee directors considered essential to the Company's long-range success by providing and offering them an opportunity to become owners of the Company's Common Stock.

REASONS FOR AND CERTAIN EFFECTS OF THE AMENDMENTS

     The Board of Directors has adopted certain amendments to the Non-Employee Director Stock Option Plan, subject to approval of the Company's stockholders at the Company's annual meeting. The Board of Directors believes that the stated purposes of the Non-Employee Director Stock Option Plan have been attained to date. The Company presently has five non-employee directors -- Messrs. Lewis, Hodson, Marcus, Massey and Jordan -- who have made significant contributions to the growth, development and financial success of the Company. However, the Board of Directors believes that the proposed amendments to the Non-Employee Director Stock Option Plan, which would provide the Board of Directors with substantially greater flexibility in considering and making grants of stock options to its non-employee directors, are necessary to enable the Company to continue to obtain and retain the services of qualified non-employee directors in the future.

     The principal amendments to the Non-Employee Director Stock Option Plan are described below. This description is qualified in its entirety by reference to the text of the Non-Employee Director Stock Option Plan, as proposed to be amended and restated giving effect to the proposed amendments, a copy of which is attached as Annex B to this Proxy Statement.

     The maximum number of shares of Common Stock available for issuance under the Non-Employee Director Stock Option Plan would be increased from 450,000 shares (after giving effect to the Company's three-for-two common stock split in August 1996 and its two-for-one common stock split in January 1998) to 900,000 shares. As of the date of this Proxy Statement, 335,000 shares have been granted under the Non-Employee Director Stock Option Plan, and the increase in shares available for grant will be necessary to enable the Board of Directors to continue to make stock option grants to its non-employee directors.

     The Non-Employee Director Stock Option Plan would be amended to provide authority to the Board of Directors to make stock option grants to its non-employee directors at any time, or from time to time, in the Board's discretion. Under the current terms of the Non-Employee Director Stock Option Plan, stock option grants to non-employee directors may only be made on the date of the Company's annual stockholders meeting to those non-employee directors in office at the close of business on the date of the adjournment of the Company's annual stockholders meeting.

     The Non-Employee Director Stock Option Plan would be amended to provide authority to the Board of Directors to make stock option grants to its non-employee directors to acquire a number of shares of Common Stock to be determined in the Board's discretion at the time of grant. Under the current terms of the Non-Employee Director Stock Option Plan, stock option grants to non-employee directors may only be made to acquire 15,000 shares of Common Stock.

     The Non-Employee Director Stock Option Plan would be amended to provide authority to the Board of Directors to determine, in its discretion at the time of grant, exercisability and vesting periods for stock option grants to its non-employee directors. Under the current terms of the Non-Employee Director Stock Option Plan, stock option grants to non-employee directors become exercisable at the rate of one-third per year commencing on the first anniversary of the date of grant.

     The Non-Employee Director Stock Option Plan would be amended to provide authority to the Board of Directors to accelerate, in its discretion, exercisability of stock options previously granted to its non-employee directors. Under the current terms of the Non-Employee Director Stock Option Plan, stock option grants to non-employee directors would only accelerate upon certain circumstances, and the Board of Directors had no discretion to accelerate stock option grants to its non-employee directors except in such circumstances.

     The Non-Employee Director Stock Option Plan would be amended to provide authority to the Board of Directors to determine the impact of a non-employee director's termination or resignation, in the Board's discretion at the time of grant. Under the current terms of the Non-Employee Director Stock Option Plan,
(i) if a non-employee director's service as a director terminates as the result of such director's death, permanent disability or failure to be elected, removal or retirement on or after reaching age 65 or such director ceases to be eligible to participate in the Non-Employee Director Stock Option Plan by reason of becoming an employee of the Company or one of its subsidiaries, then all otherwise unexercisable options become immediately exercisable and (ii) no option may be exercised to any extent by any non-employee director after the first to occur of (a) the expiration of ten years from the date the option was granted, (b) the expiration of eighteen months from the date of termination of directorship as a result of the reasons specified in (i) above and (c) the expiration of three months from the date of termination of directorship as a result of any other reason.

NEW PLAN BENEFITS

     The Board of Directors expects that, assuming stockholder approval of the amendments proposed to the Non-Employee Director Stock Option Plan, such amendments would apply to options previously granted to non-employee directors, except when such amendments alter or impair any rights or obligations under any option previously granted, in which event the consent of the optionee would be required before such amendments would apply. To date, in addition to options granted to the Company's non-employee directors pursuant to the terms of the Non-Employee Director Stock Option Plan as currently in effect, the Board of Directors has granted a total of 150,000 additional options to its non-employee directors, subject to stockholder approval of the amendments proposed to the Non-Employee Director Stock Option Plan. Such options, which were granted to the following non-employee directors, would become exercisable at the rate of one-fourth per year commencing on the first anniversary of the date of grant.

                                                   NUMBER OF SHARES UNDERLYING
                                DOLLAR VALUE(1)     EACH GRANT OF OPTIONS(2)
                                ---------------    ---------------------------
Perry J. Lewis................     $202,425                  30,000
Thomas J. Hodson..............     $202,425                  30,000
John H. Massey................     $202,425                  30,000
Jeffrey A. Marcus.............     $202,425                  30,000
Vernon E. Jordan, Jr..........     $202,425                  30,000

---------------

(1) Based upon (a) an exercise price per share of $30.5625, the estimated fair value of shares of Common Stock on November 21, 1997, the last trading day prior to the date of grant, and (b) a per share price for Common Stock of $37.31, the closing price for the Common Stock on the Nasdaq Stock Market on December 31, 1997, in each case, as adjusted for the Company's two-for-one common stock split effected in the form of a stock dividend paid on January 12, 1998.

(2) After giving effect to the Company's two-for-one common stock split effected in the form of a stock dividend paid on January 12, 1998.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL NO.
III.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand L.L.P. served as the Company's independent public accountants for the year ended December 31, 1997. Coopers & Lybrand became the Company's independent public accountants as of September 23, 1997. Prior to such date, KPMG Peat Marwick LLP served as the Company's independent public accountants. Coopers & Lybrand, L.L.P. is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. Representatives of Coopers & Lybrand L.L.P. will attend the Annual Meeting and will have an opportunity to make a statement if such representatives so desire and to respond to appropriate questions from stockholders.

                         STOCKHOLDER PROPOSALS FOR 1999

     Under the rules of the Commission, any stockholder proposal intended for inclusion in the proxy material for the annual meeting of stockholders to be held in 1999 must be received by the Company by December 15, 1998 to be eligible for inclusion in such proxy material. Proposals should be addressed to Chancellor Media Corporation, 433 East Las Colinas Boulevard, Suite 1130, Irving, Texas 75039, Attention: Corporate Secretary. Proposals must comply with the proxy rules of the Commission relating to stockholder proposals in order to be included in the proxy materials.

     Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934 may nominate a candidate for director of the Company. Any such nomination should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to Chancellor Media Corporation, 433 E. Las Colinas Boulevard, Suite 1130, Irving, Texas 75039, Attention: Corporate Secretary, and must be received by December 15, 1998. Any such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                    GENERAL

     The Company's Annual Report for 1997, including consolidated financial statements and other information (the "1997 Annual Report"), accompanies this Proxy Statement but does not form a part of the proxy soliciting material. A complete list of the stockholders of record entitled to vote at the Annual Meeting will be open and available for examination by any stockholder, for any purpose germane to the Annual Meeting, between 9:00 a.m. and 5:00 p.m. at the Company's offices at 433 East Las Colinas Boulevard, Suite 1130, Irving, Texas 75039, from May 9, 1998 through May 18, 1998 and at the time and the place of the Annual Meeting.

     THE COMPANY WILL PROVIDE EACH OF ITS STOCKHOLDERS, WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 (THE "1997 FORM 10-K"), INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934. EXHIBITS TO THE 1997 FORM 10-K WILL NOT BE SUPPLIED UNLESS SPECIFICALLY REQUESTED, FOR WHICH THERE MAY BE A REASONABLE CHARGE. THOSE STOCKHOLDERS WISHING TO OBTAIN A COPY OF THE 1997 FORM 10-K SHOULD SUBMIT A WRITTEN REQUEST TO CHANCELLOR MEDIA CORPORATION, 433 EAST LAS COLINAS BOULEVARD, SUITE 1130, IRVING, TEXAS 75039,
ATTENTION: CORPORATE SECRETARY.

     In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by directors and by officers and other regular employees of the Company. The Company has also retained Georgeson & Company, Inc. to act as solicitation agent on behalf of the Company for a fee not to exceed $8,500. All expenses in connection with the preparation of proxy material and the solicitation of proxies will be borne by the Company.

                                            By Order of the Board of Directors

                                            /S/ MATTHEW E. DEVINE

                                            Matthew E. Devine
                                            Secretary

Irving, Texas
April 23, 1998

                                                                         ANNEX A

                                    PROPOSED

                                      1998

                          CHANCELLOR MEDIA CORPORATION

                               STOCK OPTION PLAN

                     THE 1998 CHANCELLOR MEDIA CORPORATION

                               STOCK OPTION PLAN

     Chancellor Media Corporation, a Delaware corporation, has adopted The 1998 Chancellor Media Corporation Stock Option Plan (the "Plan"), effective
            , 1998, for the benefit of its eligible employees and consultants.

     The purposes of this Plan are as follows:

     (1) To provide an additional incentive for key Employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Options with respect to Company Stock.

     (2) To enable the Company to obtain and retain the services of key Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own Options with respect to stock in the Company which will reflect the growth, development and financial success of the Company.

                                   ARTICLE I

                                  DEFINITIONS

     1.1 General. Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

     1.2 Award Limit. "Award Limit" shall mean 2,000,000 shares of Common Stock, as adjusted pursuant to Section 7.3.

     1.3  Board. "Board" shall mean the Board of Directors of the Company.

     1.4  Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.5 Committee. "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 6.1.

     1.6 Common Stock. "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

     1.7 Company. "Company" shall mean Chancellor Media Corporation, a Delaware corporation.

     1.8 Contractual Option. "Contractual Option" shall mean any option with respect to the Common Stock to the grant of which any Employee is or may become entitled pursuant to any written contract in effect on the effective date of this Plan.

     1.9  Director. "Director" shall mean a member of the Board.

     1.10 Employee. "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

     1.11 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.12 Fair Market Value. The Fair Market Value of a share of Common Stock as of a given date shall be: (a) the closing price of a share of the Common Stock on the principal exchange on which shares of the Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred: or (b) if such Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (i) the last sales price (if the Common Stock is then listed as a National Market Issue under the Nasdaq National Market System) or (ii) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

     1.13 Incentive Stock Option. "Incentive Stock Option" shall mean an Option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

     1.14 Independent Director. "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

     1.15 Independent Third Party. "Independent Third Party" shall mean any entity other than the Company, Hicks, Muse, Tate & Furst, Incorporated or any affiliate or subsidiary of either of them.

     1.16 Non-Qualified Stock Option. "Non-Qualified Stock Option" shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

     1.17 Option. "Option" shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to consultants shall be Non-Qualified Stock Options.

     1.18 Option Agreement. "Option Agreement" shall mean an agreement between the Company and an Optionee that sets forth the terms, conditions and limitations applicable to an Option.

     1.19 Optionee. "Optionee" shall mean an Employee or consultant granted an Option under this Plan.

     1.20 Plan. "Plan" shall mean this 1998 Chancellor Media Corporation Stock Option Plan.

     1.21 QDRO. "QDRO" shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     1.22 Rule 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

     1.23 Sale of the Company. "Sale of the Company" shall mean the consummation of one of the following events:

     (a) any Independent Third Party is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities. For purposes of this Agreement, the term "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act;

     (b) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Company's then outstanding securities shall not constitute a Sale of the Company; or

     (c) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     1.24 Section 162(m) Participant. "Section 162(m) Participant" shall mean any key Employee designated by the Committee as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

     1.25 Subsidiary. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     1.26 Termination of Consultancy. "Termination of Consultancy" shall mean the time when the engagement of an Optionee as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Terminations of Consultancy. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

     1.27 Termination of Employment. "Termination of Employment" shall mean the time when the employee-employer relationship between an Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of an Optionee by the Company or any Subsidiary, (b) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Terminations of Employment; provided, however, that, with respect to Incentive Stock Options unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of
Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

     2.1  Shares Subject to Plan.

     (a) The shares of stock subject to Options shall be Common Stock. The aggregate number of such shares which may be issued upon exercise of such Options under the Plan shall not exceed Seven Million Eight Hundred Ninety Thousand (7,890,000). The shares of Common Stock issuable upon exercise of such Options may be either previously authorized but unissued shares or treasury shares.

     (b) The maximum number of shares which may be subject to Options granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

     2.2 Add-back of Options and Other Rights. If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration, cancellation or exercise may again be optioned hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options which are adjusted pursuant to Section 7.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned hereunder, subject to the limitations of
Section 2.1. Shares of Common Stock which are delivered by the Optionee or withheld by the Company upon the exercise of any Option under this Plan, in payment of the exercise price thereof, may again be optioned hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this
Section 2.2, no shares of Common Stock may again be optioned if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

                                  ARTICLE III

                              GRANTING OF OPTIONS

     3.1 Eligibility. Any Employee or consultant selected by the Committee pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option.

     3.2 Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

     3.3 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee.

     3.4  Granting of Options

     (a) The Committee shall from time to time, in its sole discretion, and subject to applicable limitations of this Plan:

          (i) Determine which Employees are key Employees and select from among the key Employees or consultants (including Employees or consultants who have previously received Options under this Plan) such of them as in its opinion should be granted Options;

          (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or consultants;

          (iii) Subject to Section 3.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in
     Section 162(m)(4)(C) of the Code; and

          (iv) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in
     Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

     (b) Upon the selection of a key Employee or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option that the Employee or consultant surrender for cancellation some or all of the unexercised Options which have been previously granted to him under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an Option price lower (or higher) than the exercise price of such surrendered Option, may cover the same (or a lesser or greater) number of shares as such surrendered Option, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option.

     (c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

                                   ARTICLE IV

                                TERMS OF OPTIONS

     4.1 Option Agreement. Each Option shall be evidenced by a written Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

     4.2 Option Price. The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, and (a) unless the Committee shall specifically determine otherwise in its absolute discretion, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; (b) in the case of Incentive Stock Options such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and (c) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

     4.3 Option Term. The term of an Option shall be set by the Committee in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Optionee, or amend any other term or condition of such Option relating to such a termination.

     4.4  Option Vesting

     (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

     (b) No portion of an Option which is unexercisable at Termination of Employment or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Option Agreement or by action of the Committee following the grant of the Option.

     (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation (within the meaning of Section 422 of the Code) of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

     4.5 Consideration. In consideration of the granting of an Option, the Optionee shall agree, in the written Option Agreement, to render faithful and efficient services to the Company and its Subsidiaries.

     4.6 Contractual Options. Notwithstanding any other provision of the Plan, unless otherwise provided in the applicable Option Agreement to the contrary, any Contractual Options shall (a) be fully vested and immediately exercisable on the date of grant and (b) be exercisable for ten years from the date of grant notwithstanding any termination of the Optionee's employment by the Company other than for "Cause" (as defined in the applicable written contract) or resignation by the Optionee for Good Reason (as defined in the applicable written contract).

                                   ARTICLE V

                              EXERCISE OF OPTIONS

     5.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option Agreement, a partial exercise be with respect to a minimum number of shares.

     5.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

     (a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

     (b) Such representations and documents as the Committee in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

     (c) In the event that the Option shall be exercised pursuant to Section 7.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

     (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee may in its discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board; (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii),
(iii), (iv), (v) and (vi). In the case of a promissory note, the Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

     5.3 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

     (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall, in its sole discretion, deem necessary or advisable;

     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

     (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

     (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

     5.4 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

     5.5 Ownership and Transfer Restrictions. The Committee, in its sole discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Option Agreement or any other written agreement between the Company and the Optionee and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within
(a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Employee or (b) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement.

                                   ARTICLE VI

                                 ADMINISTRATION

     6.1 Compensation Committee. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is a "non-employee director" (as defined by Rule 16b-3); provided, that the Committee, with respect to any Options intended to qualify as performance-based compensation, shall consist solely of two or more "outside directors" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

     6.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options are granted, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant under this Plan need not be the same with respect to each Optionee. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or

Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

     6.3 Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

     6.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or the Options, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     7.1 Not Transferable. Options under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such Options have been exercised, or the shares underlying such Options have been issued, and all restrictions applicable to such shares have lapsed. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

     During the lifetime of the Optionee only he may exercise an Option granted to him under the Plan, unless it has been disposed of pursuant to a QDRO. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

     7.2 Amendment, Suspension or Termination of this Plan. Except as otherwise provided in this Section 7.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 7.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan, and no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Furthermore, no modification of the Award Limit shall be effective prior to the approval of the Company's stockholders. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, alter or impair any rights or obligations under any Options theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

     (a) The expiration of ten years from the date the Plan is adopted by the Board; or

     (b) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 7.4.

     7.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

     (a) Subject to Section 7.3(d), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Sale of the Company), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option then the Committee shall, in such manner as it may deem equitable, adjust any or all of

          (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section
     2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

          (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, and

          (iii) the grant or exercise price with respect to any Option.

     (b) Subject to Sections 7.3(b)(vi) and 7.3(d), in the event of any Sale of the Company or other transaction or event described in Section 7.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

          (i) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee's request, for either the purchase of any such Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option or realization of the Optionee's rights had such Option been currently exercisable or fully vested or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;

          (ii) In its sole discretion, the Committee may provide, either by the terms of such Option Agreement or by action taken prior to the occurrence of such transaction or event that it cannot vest or be exercised after such event;

          (iii) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option Agreement or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (A) Section 4.4 or (B) the provisions of the applicable Option Agreement;

          (iv) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that upon such event, such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

          (v) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options which may be granted in the future.

          (vi) Notwithstanding Sections 7.3(b)(i) through (v), in the event of any Sale of the Company, each outstanding Option shall, immediately prior to the effective date of the Sale of the Company, automatically become fully exercisable for all of the shares of Common Stock at the time subject thereto. However, an outstanding Option shall not so accelerate if and to the extent: (A) such Option is, in connection with the Sale of the Company, to remain outstanding for securities of the Company following such transaction, to be assumed by the successor or survivor corporation (or parent thereof) or to be replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent thereof) or (B) the acceleration of exercisability of such Option is subject to other limitations imposed by the Committee at the time of grant. The determination of comparability of rights under clause (A) above shall be made by the Committee, and its determination shall be final, binding and conclusive.

     (c) Subject to Sections 7.3(d) and 7.7, the Committee may, in its discretion, include such further provisions and limitations in any Option Agreement as it may deem equitable and in the best interests of the Company.

     (d) With respect to Options which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under
Section 162(m)(4)(C), no adjustment or action described in this Section 10.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such Option to fail to so qualify under Section 162(m)(4)(C), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Option shall always be rounded to the next whole number.

     7.4 Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan and in any event no later than the first meeting of the Company's stockholders following such adoption. Options may be granted prior to such stockholder approval, provided that such Options shall not be exercisable prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options previously granted shall thereupon be canceled and become null and void.

     7.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Option. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Optionee to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

     7.6 Loans. The Committee may, in its discretion, extend one or more loans to key Employees in connection with the exercise or receipt of an Option granted under this Plan. The terms and conditions of any such loan shall be set by the Committee.

     7.7 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, this Plan, and any Option awarded, to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

     7.8 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees, or Consultants of the Company or any Subsidiary or
(b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

     7.9 Compliance with Laws. This Plan and the granting and vesting of Options under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and the Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     7.10 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

     7.11 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

                                                                         ANNEX B

                                    PROPOSED

                              AMENDED AND RESTATED

                             NON-EMPLOYEE DIRECTOR

                               STOCK OPTION PLAN

                                       OF

                          CHANCELLOR MEDIA CORPORATION

                              AMENDED AND RESTATED
                          CHANCELLOR MEDIA CORPORATION
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     Chancellor Media Corporation, a Delaware corporation (the "Company"), hereby adopts The Amended and Restated Chancellor Media Corporation Stock Option Plan for Non-Employee Directors. The purposes of this Plan are as follows:

     (1) To further the growth, development and financial success of the Company by providing additional incentives to its independent Directors who have a major share of the responsibility for the management of the Company's business by assisting them to become owners of common stock of the Company and thus to benefit directly from its growth, development and financial success.

     (2) To enable the Company to obtain and retain the services of the type of independent directors considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of common stock of the Company.

                                    RECITAL

     The Board of Directors deems it desirable and in the best interests of the Company and its stockholders to provide for the granting of stock options under the Plan, all upon the terms and conditions set forth herein.

                                   ARTICLE I.

                                  DEFINITIONS

     Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

SECTION 1.1. -- Board

     "Board" shall mean the Board of Directors of the Company.

SECTION 1.2. -- Company

     "Company" shall mean Chancellor Media Corporation. In addition, "Company" shall mean any corporation assuming, or issuing new stock options in substitution for, Options outstanding under the Plan.

SECTION 1.3. -- Director

     "Director" shall mean a member of the Board who is not an employee of the Company or the Parent Corporation or a subsidiary of the Company.

SECTION 1.4. -- Exchange Act

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.5. -- Option

     "Option" shall mean an option to purchase Common Stock, par value $.01 per share, of the Company, granted under the Plan.

SECTION 1.6. -- Optionee

     "Optionee" shall mean a Director to whom an Option is granted under the Plan.

SECTION 1.7. -- Parent Corporation

     "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company of each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.8. -- Plan

     "Plan" shall mean The Amended and Restated Chancellor Media Corporation Stock Option Plan for Non-Employee Directors.

SECTION 1.9. -- Rule 16b-3

     "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, including as such Rule may be amended in the future.

SECTION 1.10. -- Secretary

     "Secretary" shall mean the Secretary of the Company.

SECTION 1.11. -- Securities Act

     "Securities Act" shall mean the Securities Act of 1933, as amended.

SECTION 1.12. -- Termination of Directorship

     "Termination of Directorship" shall mean the time when an Optionee ceases to be a director of the Company or any Parent Corporation for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, removal, death or retirement. The Board, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

                                  ARTICLE II.

                             SHARES SUBJECT TO PLAN

SECTION 2.1. -- Shares Subject to Plan

     The shares of stock subject to Options shall be shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). The aggregate number of such shares which may be issued upon exercise of Options shall not exceed nine hundred thousand (900,000).

SECTION 2.2. -- Unexercised Options

     If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.

SECTION 2.3. -- Changes in Company's Shares

     In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Board in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options.

                                  ARTICLE III.

                              GRANTING OF OPTIONS

SECTION 3.1. -- Eligibility

     Each Director of the Company or of any corporation which is then a Parent Corporation who is not otherwise employed in any capacity with the Company or a Parent Corporation or any subsidiary of the Company shall be eligible to receive Options at the times and in the manner set forth in Section 3.3.

SECTION 3.2. -- Tax Status of Stock Options

     Options granted under the Plan do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986.

SECTION 3.3. -- Granting of Options

     (a) The Board shall from time to time, in its sole discretion, and subject to applicable limitations of this Plan:

          (i) Determine which Directors as in the Board's opinion should be granted Options;

          (ii) Determine the number of shares to be subject to such Options granted to the selected Directors; and

          (iii) Determine the terms and conditions of such Options, consistent with this Plan.

     (b) Upon the selection of Directors to be granted an Option, the Board shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

                                  ARTICLE IV.

                                TERMS OF OPTIONS

SECTION 4.1. -- Option Agreement

     Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Board shall determine, consistent with the Plan.

SECTION 4.2. -- Option Price

     (a) The price of the shares of Common Stock subject to each Option shall be equal to 100% of the fair market value of such shares on the date such Option is granted.

     (b) For purposes of the Plan, the fair market value of a share of the Common Stock as of a given grant date shall be: (i) the closing price of a share of the Common Stock on the principal exchange on which shares of the Common Stock are then trading, if any, on such grant date, or, if shares were not traded on such grant date, then on the next preceding trading day during which a sale occurred; or (ii) if the Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on such grant date as reported by Nasdaq or such successor quotation system; or (iii) if the Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock, on such grant date, as determined in good faith by the Board; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Board acting in good faith.

SECTION 4.3. -- Option Term

     The term of an option shall be determined by the Board in its discretion. Notwithstanding the foregoing, unless the Board expressly determines otherwise, the term of each Option shall be ten years from the date the Option was granted. The Board may extend the term of any outstanding Option in connection with any Termination of Directorship of the Optionee, or amend any other term or condition of such Option relating to such a termination.

SECTION 4.4. -- Commencement of Exercise

     (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Board and the Board may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after the grant of an Option, the Board may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the right to exercise an Option vests.

     (b) No portion of an Option which is unexercisable at Termination of Directorship shall thereafter become exercisable, except as may be otherwise provided by the Board either in the Option Agreement or by action of the Board following grant of the Option.

SECTION 4.5. -- Consideration

     In consideration of the granting of the Option, the Optionee shall agree, in the written Stock Option Agreement, to serve as a Director of the Company until the next annual meeting of the stockholders of the Company or a Parent Corporation. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue as a Director of the Company or any Parent Corporation.

SECTION 4.6. -- Adjustments in Outstanding Options

     In the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Board shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share. Any such adjustment made by the Board shall be final and binding upon all Optionees, the Company and all other interested persons.

SECTION 4.7. -- Merger, Consolidation, Acquisition, Liquidation or Dissolution

     In its absolute discretion, and on such terms and conditions as it deems appropriate, the Board may provide by the terms of any Option that such Option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company; and if the Board so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a).

                                   ARTICLE V.

                              EXERCISE OF OPTIONS

SECTION 5.1. -- Person Eligible to Exercise

     During the lifetime of the Optionee, only he may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Section 4.4 or Section 4.7, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

SECTION 5.2. -- Partial Exercise

     At any time and from time to time prior to the time when an exercisable Option or exercisable portion thereof become unexercisable under Section 4.4 or
Section 4.7, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares.

SECTION 5.3. -- Manner of Exercise

     An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under Section
4.4 or Section 4.7:

     (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with any applicable rules established by the Board; and

     (b) Full payment for the shares with respect to which such Option or portion is thereby exercised (i) in cash or by check, (ii) in shares of Common Stock duly endorsed for transfer to the Company valued as provided in Section 4.2(b) on the date of Option exercise, (iii) subject to the timing requirements of Section 5.4, through the surrender of shares of Common Stock then issuable upon exercise of the Option, valued as provided in Section 4.2(b) on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof, or (iv) any combination thereof;

     (c) Such representations and documents as the Board, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

     (d) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 5.4. -- Certain Timing Requirements

     Shares of Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option exercise price or the tax withholding consequences of such exercise only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of revenue and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the Optionee to use shares of Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes made at least six months prior to payment of such Option price or withholding taxes.

SECTION 5.5. -- Conditions to Issuance of Stock Certificates

     The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

     (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall, in its absolute discretion, deem necessary or advisable; and

     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable; and

     (d) The payment to the Company of all amounts which it is required to withhold, if any, under federal, state or local law in connection with the exercise of the Option; and

     (e) The lapse of such reasonable period of time following the exercise of the Option as the Board may establish from time to time for reasons of administrative convenience.

     (f) A Director may elect in lieu of paying cash to deliver shares of Common Stock or direct the Company that shares of Common Stock issuable upon exercise of the Option (subject to the timing requirements of Section 5.4), be withheld to satisfy required tax withholding and such shares shall be valued as provided in Section 4.2(b) on the date of Option exercise.

SECTION 5.6. -- Rights as Stockholders

     The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

                                  ARTICLE VI.

                                 ADMINISTRATION

SECTION 6.1. -- Duties and Powers of the Board

     It shall be the duty of the Board to conduct the general administration of the Plan in accordance with its provisions. The Board shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

SECTION 6.2. -- Majority Rule

     The Board shall act by a majority of its members in office. The Board may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Board.

SECTION 6.3. -- Compensation; Professional Assistance; Good Faith Actions

     Members of the Board shall receive no additional compensation for their services under the Plan. All expenses and liabilities incurred by members of the Board in connection with the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board and the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                  ARTICLE VII.

                                OTHER PROVISIONS

SECTION 7.1. -- Options Not Transferable

     No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 7.2. -- Amendment, Suspension or Termination of the Plan

     (a) The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's stockholders given within 12 months before or after the action by the Board, no action of the Board may, except as provided in
Section 2.3, increase the limit imposed in Section 2.1 on the maximum number of shares which may be issued on exercise of Options, modify the eligibility requirements of Section 3.1, reduce the Option price requirements of Section 4.2(a) or extend the limit imposed in Section 7.2(c) on the period during which Options may be granted. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted. Notwithstanding the foregoing, the Plan shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.

     (b) The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, the Plan may be amended, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     (c) No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under the Plan after April 6, 2005.

SECTION 7.3. -- Intentionally Omitted.

SECTION 7.4. -- Effect of Plan Upon Other Option and Compensation Plans

     The adoption of this Plan shall not affect any other compensation or incentive plans in effect for Directors of the Company. Nothing in this Plan shall be construed to limit the right of the Company to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 7.5. -- Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

                          CHANCELLOR MEDIA CORPORATION

                                     PROXY

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS ON MAY 19, 1998

     The undersigned hereby appoint(s) Thomas O. Hicks and Matthew E. Devine, or either of them, each with full power of substitution, as proxies to vote all stock in Chancellor Media Corporation that the undersigned would be entitled to vote on all matters that may come before the 1998 Annual Meeting of Stockholders and any adjournments thereof. Returned proxy forms will be voted: (1) as specified on the matters listed on the reverse side of this form; (2) in accordance with the Directors' recommendations when a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that properly come before the meeting.

     Your shares will not be voted unless your signed Proxy Form is returned to Chancellor Media Corporation or you otherwise vote at the meeting.



                                   CHANCELLOR MEDIA CORPORATION
                                   P.O. BOX 11263
                                   NEW YORK, N.Y. 10203-0263

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
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE PROPOSALS.

(1)  PROPOSAL ONE.            FOR all nominees        WITHHOLD AUTHORITY to vote            *EXCEPTIONS
     Election of Directors    listed below      [X]   for all nominees listed below    [X]              [X]

Nominees: Vernon E. Jordan, Jr., Perry J. Lewis and Eric C. Neuman as directors for a term expiring at the 2001 Annual Meeting of
Stockholders. (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT
NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions
            --------------------------------------------------------------------------------------------------------------------

(2)  PROPOSAL TWO. Approval of the adoption of the 1998 Chancellor Media        (3)   PROPOSAL THREE. Approval of the proposed
     Corporation Stock Option Plan under which options to purchase shares             amendments to the Company's Non-Employee
     of Common Stock of the Company may be awarded from time to time to               Director Stock Option Plan.
     certain officers and key employees of the Company as designated by the
     Compensation Committee of the Board of Directors.                                FOR  [X]      AGAINST  [X]    ABSTAIN  [X]

     FOR  [X]      AGAINST  [X]    ABSTAIN  [X]

                                                                                                 Change of Address and
                                                                                                 or Comments Mark Here   [X]


                                                                                        Please sign as requested and return promptly
                                                                                        in the enclosed envelope. Executors,
                                                                                        trustees and others signing in a
                                                                                        representative capacity should include
                                                                                        their names and the capacity in which they
                                                                                        sign.

                                                                                        Dated:                               ,1996
                                                                                               -----------------------------

                                                                                        ------------------------------------------
                                                                                                      Signature(s)

                                                                                        ------------------------------------------
                                                                                                      Signature(s)

     PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE                   VOTES MUST BE INDICATED
     ENVELOPE PROVIDED.                                                                 (X) IN BLACK OR IN BLUE INK.   [ ]


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